November 12, 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(3)
Amendment no. 2 to pricing supplement dated October 7, 2026 to product supplement no. 3-I dated April 17, 2026, underlying supplement no. 5-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
Auto Callable Contingent Interest Notes Linked to the
MerQube US Tech+ Vol Advantage Index due October 10,
2031
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
Notwithstanding anything to the contrary set forth in the pricing supplement dated October 7, 2026, related to the notes referred to above (the “pricing supplement”), as amended by amendment no. 1 dated November 10, 2026 (the “amendment no. 1”), the Initial
Value, Interest Barrier and Buffer Threshold are as follows:
Initial Value: The closing level of the Index on the Pricing Date, which was 15,228.85
Interest Barrier: 70.00% of the Initial Value, which is 10,660.195
Buffer Threshold: 85.00% of the Initial Value, which is 12,944.5225
This amendment supersedes and replaces the amendment no. 1 in its entirety.
CUSIP: 46661P6A0
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement, “Risk
Factors” beginning on page US-4 of the accompanying underlying supplement and “Selected Risk Considerations”
beginning on page PS-9 of the pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this amendment, the pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.
You should read this amendment together with the pricing supplement and the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see
“Additional Terms Specific to the Notes” in the pricing supplement.
Pricing supplement dated October 7, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000191870426031106/form424b2.htm
Product supplement no. 3-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf
Underlying supplement no. 5-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045223/ea0285802-19_424b2.pdf
Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf